As submitted to the Securities and Exchange Commission on April 7, 2006

Registration No. 333-97551

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 2 TO

FORM F-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

ICOS VISION SYSTEMS CORPORATION NV

(Exact name of registrant as specified in its charter)

Belgium	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Research Park Haasrode – Zone 1

Esperantolaan, 8

3001 Heverlee, BELGIUM

(011) 32 16 398 220

(Address and Telephone Number of Registrant’s Principal Executive Offices)

Masoud (Max) Mirgoli, General Manager

ICOS Vision Systems, Inc.

Three Lagoon Drive – Suite 160

Redwood City, CA 94065

(650) 610 9532

(Name, Address and Telephone Number of Agent for Service)

Copies to:

Philip J. Flink, Esquire

Brown Rudnick Berlack Israels LLP

One Financial Center

Boston, Massachusetts 02111

Tel: (617) 856-8200

Fax: (617) 856-8201

The Registrant hereby removes from registration under this registration statement, as amended (No. 333-97551) (the “Registration Statement”) those shares of common stock, no par value per share, registered hereunder (all 1,200,000 shares originally registered hereunder being referred to as the “Offered Shares”), that have not been sold or transferred. As of the date hereof, approximately 440,606 of the Offered Shares have been sold or otherwise transferred by the selling stockholder.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Heverlee, Belgium, on April 6, 2006.

ICOS VISION SYSTEMS CORPORATION NV

By:	/s/ Antoon De Proft
Antoon De Proft, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Joseph Verjans	Chairman of the Board of Directors, Non-executive Director	April 6, 2006

/s/ Antoon De Proft Antoon De Proft	President, Chief Executive Officer and Executive Director (Principal Executive Officer)	April 6, 2006

* Dominique Vercammen	Group Controller (Principal Financial and Accounting Officer)	April 6, 2006

* August Smeyers	Vice President of Research and Development and Executive Director	April 6, 2006

* Masoud (Max) Mirgoli	General Manager of ICOS Vision Systems Inc. (Authorized U.S. Representative)	April 6, 2006

* Fred Chaffart	Non-executive Director	April 6, 2006

* Exeter International, N.V., represented by Paul de Vrée	Non-executive Director	April 6, 2006

* André Oosterlinck	Non-executive Director	April 6, 2006

*By:	/s/ Antoon De Proft
Antoon De Proft Attorney-in-fact